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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                          PIONEER TAX FREE INCOME FUND
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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               Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 1913(04-05)

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                     Pioneer Municipal & Equity Income Trust


Good (morning, afternoon, evening,) My name is (Full Name).

I am calling because of your investment in Pioneer Municipal & Equity Income Trust.

May I please speak with Mr./Mrs. (full name)?

 Good _____________ Mr./Mrs. ___________, I wanted to confirm that you have received the proxy materials for the shareholder meeting scheduled for September 11, 2008. Do you remember receiving the materials?

If "Yes" or positive response:
If you're not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote in favor.

If "No" or negative response:
I would be happy to review the meeting agenda and record your voting instructions by phone. The Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board's Recommendation?

Would you like to vote all of your accounts accordingly?


*Confirmation - I am recording your voting instructions (in
 favor/against/abstain). For confirmation purposes:
o        Please state your full name. (pause for response)
o        According to our records, you reside in (city, state, zip code).(pause)
o To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

 Thank you. You will receive written confirmation of your voting instructions in 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

Rebuttals

If shareholder asks what we mean by "all accounts accordingly"

"This means would you like to vote all of your accounts ________."
 (In favor, against, or abstaining)

If shareholder asks how many accounts he has.

"Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account."

If shareholder does not recall receiving the proxy material and will not provide voting instructions until they have had an opportunity to review:

"Due to time constraints, we would like to e-mail you the proxy materials for your review. The proxy materials were also sent to you by mail on or about August 13, 2008. Do you consent to receiving proxy materials via e-mail?"